Exhibit 10.4

Exhibit 10.4

LOAN MODIFICATION AND EXTENSION AGREEMENT

THIS LOAN MODIFICATION AND EXTENSION AGREEMENT (the “Agreement”) is entered into as of the 3rd day of October, 2013,by and between HANCOCK BANK, a Mississippi state chartered bank (“Lender”), UNILENS CORP. USA, a Delaware corporation (“Unilens”), and UNILENS VISION SCIENCES INC., a Delaware corporation (“UVSI”) (Unilens and UVSI, jointly and severally, will be sometimes collectively referred to below as the “Borrower”), and UNILENS VISION INC., a Delaware corporation (the “Guarantor”) (the Borrower and Guarantor will be sometimes collectively referred to below as the “Borrower Group”), and is made in reference to the following facts:

ORIGINAL LOAN TRANSACTIONS

(A)       On or about May 17, 2012, the Lender made the following secured loans to the Borrower: (1) a Revolving Line of Credit Loan in the original principal amount of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00) (the “RLC Loan”); (2) a Term Loan in the original principal amount of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00) (the “Term Loan”); and (3) a Credit Card Merchant Loan in the original principal amount of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) (the “Merchant Loan”).  The RLC Loan, Term Loan, and Merchant Loan will be sometimes collectively referred to below as the “Loans”.  The Loans were evidenced and secured, among other things, by the following documents and instruments:

(i)         $1,500,000.00 Revolving Line of Credit Note executed by Borrower in favor of Lender (the “ RLC Note”);

(ii)        $3,500,000.00 Commercial Term Note executed by Borrower in favor of Lender (the “Term Note”);

(iii)       Credit Card/Merchant Loan documents executed by Borrower in favor of Lender (collectively the “Merchant Documents”);

(iv)       Continuing Guaranty executed by the Guarantor in favor of Lender (the “Guaranty Agreement”);

(v)        Credit and Security Agreement executed by the Borrower Group and Lender (the “Credit Agreement”);

(vi)       UCC-1 Financing Statement, indicating Borrower Group as Debtors, and Lender as Secured Party, the original of which is filed with the Delaware Department of State (the “UCC”);

(vii)      Two (2) Patent Security Agreements separately executed by Unilens and UVSI in favor of Lender, the originals of which are recorded with the United States Patent and Trademark Office (collectively the “Patent Security Agreements”);

(viii)     Collateral Assignment of Royalties and Proceeds Agreement executed UVSI in favor of Lender (the “Collateral Assignment”); and

(ix)       Numerous other miscellaneous documents and instruments (collectively the “Other Documents”).

The RLC Note, Term Note, and Note incident to the Merchant Documents will be sometimes collectively referred to below as the “Notes.”  The Merchant Documents, Guaranty Agreement, Credit Agreement, UCC, Patent Security Agreements, Collateral Assignment, and Other Documents will be sometimes collectively referred to below as the “Instruments of Security”.  The Notes and Instruments of Security will be sometimes collectively referred to below as the “Initial Loan Documents”.

NEW LOAN TRANSACTIONS

(B)   On or about the date hereof, the Borrower Group has requested that Lender: (i) reduce the face amount of the RLC Note from $1,500,000.00 to $750,000.00; (ii) increase the face amount of the Term Note from $3,500,000.00 to $5,785,457.50; (iii) increase the amount of the Merchant Loan to $350,000.00; and (iv) modify numerous terms and provisions of the Initial Loan Documents (collectively the “Modified Initial Loan Documents”).  The Modified Initial Loan Documents will be evidenced and secured, among other things, by the following documents and instruments that will be executed on or about the date hereof:

(i)         $750,000.00 Revolving Line of Credit of Note exeucuted by Borrower in favor of Lender (the “2013 RLC Note”);

(ii)        $5,785,457.50 Commercial Term Note executed by Borrower in favor of Lender (the “2013 Term Note”);

(iii)       Continuing Guaranty executed by the Guarantor in favor of Lender (the “2013 Guaranty”);

(iv)       Amended and Restated Credit and Security Agreement executed by Borrower Group and Lender (the “2013 Credit Agreement”);

(v)        UCC-3 Financing Statement Amendment, indicating Borrower Group, as Debtors, and Lender, as Secured Party, the original of which will be filed with the Delaware Department of State (the “UCC-3”);

(vi)       Two (2) Patent and Security Agreements separately executed by Unilens and UVSI in favor of Lender, the originals of which will be recorded with the United States Patent and Trademark Office (collectively the “2013 Patent Security Agreements”); and

(vii)      Numerous other miscellaneous documents and instruments (collectively the “Other 2013 Documents”).

The 2013 RLC Note, 2013 Term Note, and the Note evidencing the Merchant Loan will be sometimes collectively referred to below as the “Notes”.  The Instruments of Security, as modified by and together with the 2013 Guaranty, 2013 Credit Agreement, UCC-3, 2013 Patent Security Agreements, and Other 2013 Documents, will be collectively referred to below as the “2013 Instruments of Security.”  The 2013 Notes and 2013 Instruments of Security will be collectively referred to below as the “Loan Documents”.

NOW THEREFORE, for and in consideration of the mutual covenants and conditions contained herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties covenant and agree as follows:

1.                  Recitals.  The statements contained in the recitals of fact set forth above (the “Recitals”) are true and correct and the Recitals are by this reference made a part of this Agreement.

2.                  Exhibits.  The Exhibits that are attached to or referred to in this Agreement are by this reference made a part hereof.

3.                  Abbreviations and Definitions.  The abbreviations and definitions set forth below will be used for purposes of this Agreement.

(a)                The abbreviations of the parties contained in the Preamble will be used for purposes of this Agreement.

(b)               The abbreviations and definitions contained in the Recitals will be used for purposes of this Agreement.

4.                  Warranties and Representations.  The Borrower Group warrants and represents to the Lender as follows:

(a)                The Loan Documents are fully current with no Events of Default existing thereunder.

(b)               Each party comprising the Borrower Group has received good and valuable consideration for its and their execution of this Agreement, and all other documents and instruments being executed on or about the date hereof in connection herewith.

5.                  2013 RLC Note.  The parties acknowledge and agree that the terms of the 2013 RLC Note are contained in the $750,000.00 Revolving Line of Credit Note, a copy of which is attached hereto as Exhibit “A”.

6.                  2013 Term Note.  The parties acknowledge and agree that the terms of the 2013 Term Note are hereby contained in the $5,785,457.50 Commercial Term Note, a copy of which is attached hereto as Exhibit “B”.

7.                  Modified Merchant Loan.  The Merchant Loan Documents are hereby modified so that they evidence and secure a credit card merchant loan from Lender to Borrower Group in the amount of $350,000.00 (the “New Merchant Loan Documents”).

8.                  Modification of Instruments of Security.  The Instruments of Security are hereby modified, amended and supplemented, as of the date of this Agreement, as follows:

(a)                Security for 2013 RLC Note, 2013 Term Note, and New Merchant Loan Documents.  In addition to securing the liabilities, obligations and responsibilities of the Borrower Group described therein, the Instruments of Security are hereby modified and amended so that they shall hereafter also secure the full payment and performance by the Borrower Group of all their respective liabilities, obligations, and responsibilities under the 2013 RLC Note, 2013 Term Note, and New Merchant Loan Documents.  In particular, and for purposes of clarity, the Collateral Assignment, shall now also secure all liabilities, obligations, and responsibilities of the Borrow Group under the aforementioned documents.

(b)               Status of License Agreement.  The License Agreement, as defined in the Collateral Assignment: (i) remains in full force and effect with no defaults existing thereunder; and (ii) remains encumbered only by Lender, as set forth in the Collateral Assignment.

9.                  Other Provisions.  Except as modified, amended and supplemented by this Agreement, all of the terms and provisions of the Loan Documents shall remain in full force and effect and shall be fully and strictly complied with by the Borrower Group.

10.              Consent.  The Borrower Group consents to the execution of this Agreement and agrees that it shall be fully responsible and obligated for the Loan Documents, as modified by this Agreement.

11.              Valid Existing Obligation.  This Agreement modifies certain terms and conditions of a valid, existing obligation evidenced by the Loan Documents.  The parties hereto agree that this Agreement is not intended to substitute or extinguish such valid, existing obligation, nor is this Agreement intended to effect a novation of such valid, existing obligation.

12.              Waiver of Defenses.  The Borrower Group hereby waives in favor of Lender and its successors and assigns any claims or defenses which the Borrower Group has or may have with respect to the Loan Documents, or this Agreement, as of the date of this Agreement, and further agrees not to raise any such claims or defenses, if any, against Lender or its successors or assigns in any civil proceedings or otherwise.

13.              Release.  The parties hereto, except the Lender, hereby, for themselves, and their legal representatives, successors, predecessors, heirs and assigns, and their officers, directors, stockholders, agents, servants, employees release, acquit and forever discharge the Lender and its officers, directors, stockholders, agents, servants, employees, legal representatives, successors and assigns of and from any and all claims, demands, debts, actions and causes of action, which they now have or might hereafter have against the Lender and its officers, directors, stockholders, agents, servants, employees, legal representatives, successors and assigns, by reason of any act, matter, contract, agreement or thing whatsoever up to the date hereof.

14.              Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity only, without invalidating the remainder of such provision or of the remaining provisions of this Agreement.

15.              Cross Default.  Any default beyond all applicable grace and curative periods under the terms and provisions of the Loan Documents or this Agreement, shall be and is a default under every other Loan Document and this Agreement.

16.              Florida Contract.  This Agreement shall be deemed a Florida contract and construed according to the laws of such state, regardless whether this Agreement is being executed by any of the parties hereto in other states or otherwise.  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.  If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any of the words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated.  All terms and words used in this Agreement regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

17.              Waiver.  No failure of the Lender to exercise any power given to Lender hereunder or to insist upon strict compliance by the Borrower Group in its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of the Lender’s right to demand exact compliance with the terms hereof.

18.              Cumulative Rights.  All rights, powers and privileges conferred hereunder upon the Lender, unless otherwise provided herein, shall be cumulative and not restricted by those given in law.

19.              Binding Effect.  This Agreement shall bind the successors and assigns of the parties hereto; it constitutes the entire understanding of the parties, and it may not be modified except in writing.

20.              Indemnification.  The Borrower Group hereby agrees to indemnify and hold Lender harmless from and against any and all loss, damage, cost and expense, including attorney’s fees, that the Lender may incur or sustain by reason of the assertion of a claim or ruling by a governmental entity that documentary stamp tax, intangible tax or any penalties or interest associated therewith must be paid by reason of the execution and delivery of any of the Loan Documents, or this Agreement, or any subsequent renewals, modifications or amendments of the Loan Documents or this Agreement.

21.              Execution.  This Agreement shall not be effective nor shall it have any force and effect whatsoever until all of the parties hereto have duly executed this Agreement.

22.              Headings.  The headings of the paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, and shall be deemed to have executed such, on the day and year first above written.

LENDER:

HANCOCK BANK,
a Mississippi state chartered bank

By:
Its

BORROWER GROUP:

UNILENS CORP. USA, a Delaware
corporation

By:/s/ Michael J. Pecora
Michael J. Pecora, President

UNILENS VISION SCIENCES INC.a Delaware corporation

By:/s/ Joan L. Yori
Joan L. Yori, Vice President

UNILENS VISION INC., a Delaware corporation

By: /s/ Michael J. Pecora
Michael J. Pecora, President

EXHIBIT “A”

Copy of 2013 RLC Note

A-1

EXHIBIT “B”

Copy of 2013 Term Note

B-1